EXHIBIT 23.1
                                                                    ------------



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of AOL Time Warner Inc. ("AOL Time Warner") for the registration of the resale of AOL Time Warner common stock, par value $0.01 per share, by the selling stockholder named therein, and to the incorporation by reference therein of our report dated January 28, 2002, except as to the restatement described in Note 1 to the Form 10-K/A (as defined below) as to which the date is January 27, 2003, with respect to the consolidated restated financial statements, schedule and supplementary information of AOL Time Warner as of and for the year ended December 31, 2001 and our report dated January 28, 2002 with respect to the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. as of and for the year ended December 31, 2001, both of which reports are included in AOL Time Warner's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by Amendment No. 3 on Form 10-K/A (the "Form 10-K/A"), filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


New York, New York
February 5, 2003